EXHIBIT 23.1

            CONSENT OF RICHARD L. EATON, CPA, INDEPENDENT ACCOUNTANT


                          Independent Auditors' Consent




The Board of Directors
Stoneville Insurance Company

We consent to the use of (i) our audit reports dated January 29, 1997 on the financial statements of Delta Agricultural and Industrial Trust as of December 31, 1996 and 1995; (ii) the June 12, 1997 compiled financial statements of Delta Agricultural and Industrial Trust for the Three Months Ended March 31, 1997 and 1996; (iii) our audit report dated March 6, 1997 on the audited financial statements of Stoneville Insurance Company for the year ending December 31, 1996; and (iv) the June 12, 1997 compiled financial statements of Stoneville Insurance Company for the Three Months Ended March 31, 1997, all of the foregoing being incorporated herein by reference.

We consent to the use of our name under the heading "Experts" and other such locations as it may appear in the Prospectus comprising Part I of the Registration Statement.

RICHARD L. EATON, CPA
/s/ Richard L. Eaton
Jackson, Mississippi
July 15, 1997